UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2017 (the “Original Form 8-K”) by Central Federal Corporation (the “Company”). This Amendment No. 1 updates Item 5.07, Submission of Matters to a Vote of Securities Holders, to disclose the determination of the Company’s Board of Directors (the “Board”) that certain votes submitted by brokers in favor of Proposal 4 at the Annual Meeting of Stockholders held on May 31, 2017 (the “Annual Meeting”), should be treated as “Broker Non-votes.” As a result of the re-tabulation of these votes, the Board has deemed the previously reported approval of Proposal 4 ineffective.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Central Federal Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 31, 2017 in New Albany, Ohio. The purpose of the Annual Meeting was to consider and vote upon the individual matters as described below. The results of the voting were as follows:

1.	Robert E. Hoeweler and Robert H. Milbourne were elected as directors of the Company for three-year terms expiring in 2020. Results of the voting were as follows:

Nominee	For	Votes Withheld	Broker Non-votes
Robert E. Hoeweler	7,950,768	118,417	6,587,006
Robert H. Milbourne	7,897,273	171,912	6,587,006

2.	Stockholders holding a majority of the shares of common stock of the Company represented in person or by proxy at the Annual Meeting approved Proposal 2, a non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement. Results of the voting were as follows:

For	Against	Abstain	Broker Non-votes
6,624,074	1,366,278	78,833	6,587,006

3.	Stockholders holding a majority of the shares of common stock of the Company represented in person or by proxy at the Annual Meeting approved Proposal 3, to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Results of the voting were as follows:

For	Against	Abstain	Broker Non-votes
14,243,230	48,994	363,967	N/A

4.	The Board has determined that certain shares of common stock of the Company that were voted “For” Proposal 4 should instead be treated as “Broker Non-votes” based on the description in the Company’s proxy statement for the Annual Meeting regarding the impact of the failure of brokers to receive voting instructions from their clients. The Company’s proxy statement indicated that brokers would be permitted to vote on Proposal 4 only if they received voting instructions from the beneficial owners. However, because the regulations and rules applicable to voting by a broker of shares held in street name now appear to treat a reverse stock split authorization as contemplated by Proposal 4 as a “routine” matter, it appears that brokers holding shares of common stock of the Company in street name were able to submit votes on Proposal 4 without receiving voting instructions from the beneficial holders. Upon further review of the voting results, the Board has determined that up to 6,587,006 votes were potentially impacted and should be treated as “Broker Non-votes” in the revised voting results reported and disclosed below.

For	Against	Abstain	Broker Non-votes
6,651,978	920,292	496,915	6,587,006

Based on the re-tabulated voting results above, the Board has determined that Proposal 4 did not receive approval by a majority of the shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting. Accordingly, the Board has not proceeded, and will not proceed, with any reverse stock split as contemplated by Proposal 4 unless and until the matter is resubmitted for consideration at a future meeting of the Company’s stockholders and approved by the requisite vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: June 19, 2017	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer